UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2010

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, Deborah A. Davis announced her intention to resign as Senior Vice President and Chief Accounting Officer of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”) and as Senior Vice President - Administration of TransMontaigne Inc. and the other subsidiaries of the Partnership and TransMontaigne Inc. in order to spend more time with her family.  Ms. Davis will continue in her current role as Senior Vice President and Chief Accounting Officer of the General Partner until January 1, 2011 in order to assist in the orderly transition of duties to her successor, who will be named at a later date.   Ms. Davis indicated that there were no disagreements between herself and the Partnership, the Board of Directors of the General Partner or the Audit Committee of the General Partner regarding the Partnership’s operations, policies or practices.

The General Partner is responsible for managing the operations and activities of the Partnership since the Partnership does not have its own officers or employees.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C.,
its general partner

Date: June 3, 2010	By:	/s/ Frederick W. Boutin
Frederick W. Boutin
Chief Financial Officer